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                                                                    EXHIBIT 15.1





                               January 5, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:      Patterson Energy, Inc.
         Registration Statement on Form S-3



We are aware that our reports dated April 30, 1997, July 24, 1997 and October 28, 1997 on our reviews of interim financial information of Patterson Energy, Inc. for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.


Dallas, Texas